Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Net Income of $12.8 Million

Strong Commercial Loan and Core Deposit Growth Drive Results

ROCKLAND, Mass.--(BUSINESS WIRE)--July 11, 2013--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income for the second quarter of 2013 was $12.8 million, or $0.56 on a diluted earnings per share basis. The results of the second quarter of 2013 represent an increase of $0.02, or 3.7%, on a diluted earnings per share basis as compared to the first quarter of 2013. These quarters contained various items such as merger and acquisition expenses and severance expense, which the Company considers to be non-core in nature. When excluding these items, net operating earnings for the second quarter were $13.2 million, or $0.58 on a diluted earnings per share basis which were comparable to the prior quarter’s net operating results.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “The dedicated efforts of my colleagues and our top-notch product set ensures a high-quality banking experience that customers appreciate, resulting in the growth of the Rockland Trust franchise and strong earnings for the quarter. Continued household growth fueled an increase in core deposits, and our commercial lending group had another excellent quarter.”

BALANCE SHEET

Total assets of $5.9 billion at June 30, 2013 have increased by $131.5 million from the prior quarter and increased by $728.0 million, or 14.2%, as compared to the year ago period, inclusive of the acquisition of Central Bancorp, Inc. (“Central”) in November 2012.

Total loans of $4.5 billion at June 30, 2013, have increased by $42.6 million when compared to the prior quarter and have increased by $549.3 million, or 13.8%, when compared to June 30, 2012. The commercial loan portfolio continued its strong growth, rising by $86.7 million, or 11.2% on an annualized basis, during the quarter. Both the commercial and industrial and commercial real estate sectors generated healthy growth during the quarter. Offsetting the growth in the commercial portfolio, the residential portfolio decreased by $41.9 million, or 30.2% on an annualized basis, due to continued high prepayment activity combined with management’s decision to not retain long term fixed rate mortgages on the balance sheet.

Deposit growth was strong, increasing by $125.1 million, or 11.0% on an annualized basis, to $4.7 billion at June 30, 2013. Deposit growth occurred within core deposits, which grew to 84.6% of total deposits as compared to 82.9% last quarter, partially offset by a reduction in time deposits. Total cost of deposits declined slightly to 0.23% for the quarter, reflecting the Company’s continued emphasis on lower cost funding sources.

The securities portfolio of $529.1 million, decreased by $15.7 million during the quarter and represents 9.0% of total assets at June 30, 2013 as compared to 9.5% of total assets at March 31, 2013.

Stockholders’ equity at June 30, 2013 rose to $543.6 million, an increase of 1.1% for the quarter. As compared to the year ago period, stockholders’ equity has increased by $60.0 million, or 12.4%. The Tier 1 common ratio at June 30, 2013 increased to an estimated 9.06%, as compared to 8.96% in the prior quarter. The Company’s tangible common ratio was 6.72%, representing a slight decrease from the prior quarter’s level of 6.76% as a result of the Company’s balance sheet growth combined with the impact of modest securities portfolio price depreciation due to the significant change in rates.

NET INTEREST INCOME

Net interest income was $45.6 million for the second quarter of 2013, a $753,000 increase from the linked quarter due primarily to loan growth. The Company’s net interest margin decreased, modestly by one basis point, to 3.57%, for the second quarter of 2013. Purchase accounting adjustments resulted in a two basis point increase in the net interest margin when compared to the prior quarter.

NONINTEREST INCOME

The Company recorded noninterest income of $16.7 million during the second quarter of 2013 which represents a $968,000, or 6.2%, increase from the prior quarter. Significant changes in noninterest income included the following:

  Interchange and ATM fees increased by $433,000, or 18.6%, mainly due to seasonal increases in debit card usage.
  Investment management income increased by $473,000, or 12.2%, driven primarily by seasonal tax preparation fees. Assets under administration remained consistent at $2.3 billion at June 30, 2013, as compared to the linked quarter and were 12.8% above prior year levels.
  Income from loan level derivatives associated with the Company’s commercial customers increased by $284,000 due to increased loan activity during the second quarter.
  Mortgage banking income decreased by $612,000, or 26.8%, primarily due to a decrease in refinancing activity due to rising rates.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $42.2 million during the second quarter of 2013 which represents a $756,000, or 1.8%, decrease from the prior quarter. Significant changes in noninterest expense included the following:

  Merger and acquisition expenses associated with the Central Bancorp., Inc. and Mayflower Bancorp., Inc. acquisitions were $754,000 for the second quarter, representing a decrease of $591,000 from the linked quarter. As previously announced the Company has reached a definitive agreement to acquire Mayflower Bancorp, Inc. which is expected to close in the fourth quarter of 2013.
  Salaries and employee benefits decreased by $1.1 million, or 4.9%, largely as a result of a decline in salary, payroll taxes, overtime, and increased deferred loan origination salary costs, offset by increased incentive program expenses.
  Occupancy and equipment expense decreased $330,000, or 6.3%, as a result of higher snow removal costs in the first quarter of 2013.
  Other noninterest expenses increased by $1.2 million, or 10.0%, mainly due to an increase in advertising expense of $307,000 due to new marketing campaigns, mortgage operation costs of $371,000 due to the Company’s transition to an outsourced provider, and loan work-out costs of $264,000.

The Company generated a return on average assets and a return on average common equity in the second quarter of 2013 of 0.89% and 9.40%, respectively, as compared to 0.88% and 9.25% for the quarter ended March 31, 2013. On an operating basis, the return on average assets and the return on average common equity were 0.93% and 9.74%, respectively, in the second quarter, as compared to 0.96% and 10.04% in the first quarter.

ASSET QUALITY

The provision for loan losses was $3.1 million for the second quarter compared to $1.3 million for the quarter ended March 31, 2013. The provision for loan losses exceeded net charge-offs in both periods as the Company continues to prudently add to loan loss reserves in line with recent loan growth trends. For the quarter, net charge-offs increased to $2.0 million, or 0.18%, on an annualized basis of average loans as compared to $1.2 million, or 0.11%, in the prior quarter. Nonperforming loans increased by $3.4 million to $36.5 million, or 0.81%, of total loans at June 30, 2013, from $33.1 million, or 0.74% of total loans at March 31, 2013, primarily due to higher nonaccrual home equity loans. Nonperforming assets increased to $48.1 million at the end of the second quarter compared to $46.8 million in the linked quarter. Delinquency as a percentage of loans decreased to 1.03% at June 30, 2013 compared to 1.05% at March 31, 2013.

The allowance for loan losses was $53.0 million at June 30, 2013, an increase of $1.1 million from the prior quarter levels. The Company’s allowance for loan losses was 1.17% and 1.15% as a percentage of total loans at June 30, 2013 and December 31, 2012, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 12, 2013. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or via telephonic access by dial-in at 1-888-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10030410. The webcast replay will be available until July 12, 2014.

Rockland Trust is a full-service commercial bank headquartered in Massachusetts with $5.9 billion in assets. The sole bank subsidiary of Independent Bank Corp. (NASDAQ:INDB), Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services.　 Named a Boston Globe "Best Place to Work" for four consecutive years and one of America's "Best Banks" by Forbes for three consecutive years, Rockland Trust's network consists of 75 retail branches, 10 commercial lending offices, four investment management, and three residential lending centers throughout Eastern Massachusetts and Rhode Island. To find out why Rockland Trust is the bank "Where Each Relationship Matters®", please visit www.RocklandTrust.com. Member FDIC. Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such gains or losses. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	Jun 2013 vs.	Jun 2013 vs.
(Unaudited Dollars in thousands)	2013	2013	2012	Mar 2013	Jun 2012

Assets
Cash and due from banks	$139,672	$70,434	$65,826	98.30%	112.18%
Interest earning deposits with banks	197,266	129,406	121,029	52.44%	62.99%
Fed funds sold	-	-	1,524	0.00%	-100.00%
Securities
Securities available for sale	303,855	335,693	338,331	-9.48%	-10.19%
Securities held to maturity	225,278	209,090	188,450	7.74%	19.54%
Total securities	529,133	544,783	526,781	-2.87%	0.45%

Loans held for sale	32,497	36,790	22,310	-11.67%	45.66%
Loans
Commercial and industrial	742,343	702,486	625,695	5.67%	18.64%
Commercial real estate	2,150,833	2,123,778	1,912,563	1.27%	12.46%
Commercial construction	231,719	211,984	149,990	9.31%	54.49%
Small business	77,283	77,220	79,738	0.08%	-3.08%
Total commercial	3,202,178	3,115,468	2,767,986	2.78%	15.69%
Residential real estate	509,185	547,649	389,053	-7.02%	30.88%
Residential construction	4,366	7,764	14,960	-43.77%	-70.82%
Home equity - 1st position	481,542	481,935	466,136	-0.08%	3.31%
Home equity - 2nd position	310,908	310,695	310,717	0.07%	0.06%
Total consumer real estate	1,306,001	1,348,043	1,180,866	-3.12%	10.60%
Other consumer	21,932	23,967	31,937	-8.49%	-31.33%
Total loans	4,530,111	4,487,478	3,980,789	0.95%	13.80%
Less - allowance for loan losses	(52,976)	(51,906)	(48,403)	2.06%	9.45%
Net loans	4,477,135	4,435,572	3,932,386	0.94%	13.85%
Federal Home Loan Bank stock	38,674	38,674	33,564	0.00%	15.22%
Bank premises and equipment	56,344	55,160	49,384	2.15%	14.09%
Goodwill and core deposit intangible	161,089	161,616	139,924	-0.33%	15.13%
Other assets	220,785	248,685	231,836	-11.22%	-4.77%
Total assets	$5,852,595	$5,721,120	$5,124,564	2.30%	14.21%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,283,301	$1,199,623	$1,070,279	6.98%	19.90%
Savings and interest checking accounts	1,798,495	1,711,477	1,560,523	5.08%	15.25%
Money market	884,696	872,044	807,796	1.45%	9.52%
Time certificates of deposit	709,971	768,266	639,535	-7.59%	11.01%
Total deposits	4,676,463	4,551,410	4,078,133	2.75%	14.67%
Borrowings
Federal Home Loan Bank and other borrowings	261,456	267,091	189,522	-2.11%	37.96%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Customer repurchase agreements	141,826	129,618	144,838	9.42%	-2.08%
Junior subordinated debentures	74,018	74,073	61,857	-0.07%	19.66%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	557,300	550,782	476,217	1.18%	17.03%
Total deposits and borrowings	5,233,763	5,102,192	4,554,350	2.58%	14.92%
Other liabilities	75,227	81,353	86,622	-7.53%	-13.15%
Stockholders' equity
Common stock	226	226	214	0.00%	5.61%
Additional paid in capital	272,165	270,927	236,279	0.46%	15.19%
Retained earnings	278,611	270,891	251,429	2.85%	10.81%
Accumulated other comprehensive loss, net of tax	(7,397)	(4,469)	(4,330)	65.52%	70.83%
Total stockholders' equity	543,605	537,575	483,592	1.12%	12.41%
Total liabilities and stockholders' equity	$5,852,595	$5,721,120	$5,124,564	2.30%	14.21%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited Dollars in thousands)				% Change	% Change
	June 30,	March 31,	June 30,	Jun 2013 vs.	Jun 2013 vs.
	2013	2013	2012	Mar 2013	Jun 2012

Interest income
Interest on fed funds sold and short term investments	$21	$34	$19	-38.24%	10.53%
Interest and dividends on securities	3,517	3,540	4,438	-0.65%	-20.75%
Interest on loans	47,720	46,978	43,813	1.58%	8.92%
Interest on loans held for sale	237	268	156	-11.57%	51.92%
Total interest income	51,495	50,820	48,426	1.33%	6.34%
Interest expense
Interest on deposits	2,543	2,665	2,687	-4.58%	-5.36%
Interest on borrowed funds	3,337	3,293	3,111	1.34%	7.26%
Total interest expense	5,880	5,958	5,798	-1.31%	1.41%
Net interest income	45,615	44,862	42,628	1.68%	7.01%
Less - provision for loan losses	3,100	1,300	8,500	138.46%	-63.53%
Net interest income after provision for loan losses	42,515	43,562	34,128	-2.40%	24.58%
Noninterest income
Deposit account fees	4,343	4,217	3,923	2.99%	10.71%
Interchange and ATM fees	2,761	2,328	2,399	18.60%	15.09%
Investment management	4,357	3,884	3,827	12.18%	13.85%
Mortgage banking income	1,669	2,281	1,463	-26.83%	14.08%
Increase in cash surrender value of life insurance policies	786	746	741	5.36%	6.07%
Loan level derivative income	816	532	1,371	53.38%	-40.48%
Gross Change on Write-Down of Certain Investments to Fair Value	90	(281)	(106)	-132.03%	-184.91%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	(90)	281	30	-132.03%	-400.00%
Net Loss on Write-Down of Certain Investments to Fair Value	-	-	(76)	n/a	-100.00%
Other noninterest income	1,960	1,736	1,335	12.90%	46.82%
Total noninterest income	16,692	15,724	14,983	6.16%	11.41%
Noninterest expense
Salaries and employee benefits	21,594	22,715	19,775	-4.94%	9.20%
Occupancy and equipment expenses	4,919	5,249	4,234	-6.29%	16.18%
Data processing and facilities management	1,201	1,184	1,099	1.44%	9.28%
FDIC assessment	934	821	830	13.76%	12.53%
Merger and acquisition expenses	754	1,345	672	-43.94%	12.20%
Other noninterest expense	12,762	11,606	10,389	9.96%	22.84%
Total noninterest expense	42,164	42,920	36,999	-1.76%	13.96%
Income before income taxes	17,043	16,366	12,112	4.14%	40.71%
Provision for income taxes	4,285	4,114	3,238	4.16%	32.33%
Net income	$12,758	$12,252	$8,874	4.13%	43.77%

Basic earnings per share	$0.56	$0.54	$0.41	3.70%	36.59%
Diluted earnings per share	$0.56	$0.54	$0.41	3.70%	36.59%
Basic average shares	22,888,155	22,823,753	21,623,827
Diluted average shares	22,940,299	22,869,793	21,644,204

Performance ratios
Net interest margin (FTE)	3.57%	3.58%	3.80%
Return on average assets	0.89%	0.88%	0.71%
Return on average common equity	9.40%	9.25%	7.34%

Reconciliation table - non-GAAP financial information
Net income	$12,758	$12,252	$8,874	4.13%	43.77%
Noninterest expense components
Add - severance, net of tax	-	192	-
Add - merger & acquisition expenses, net of tax	458	856	397
Net operating earnings	$13,216	$13,300	$9,271	-0.63%	42.55%

Diluted earnings per share, on an operating basis	$0.58	$0.58	$0.43	0.00%	34.88%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months Ended		% Change
	June 30,	June 30,	Jun 2013 vs.
	2013	2012	Jun 2012

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$55	$51	7.84%
Interest and Dividends on Securities	7,057	8,994	-21.54%
Interest on Loans	94,699	86,891	8.99%
Interest on Loans Held for Sale	505	286	76.57%
Total Interest Income	102,316	96,222	6.33%
INTEREST EXPENSE
Interest on Deposits	5,208	5,426	-4.02%
Interest on Borrowed Funds	6,630	6,316	4.97%
Total Interest Expense	11,838	11,742	0.82%
Net Interest Income	90,478	84,480	7.10%
Less - Provision for Loan Losses	4,400	10,100	-56.44%
Net Interest Income after Provision for Loan Losses	86,078	74,380	15.73%
NONINTEREST INCOME
Deposit Account Fees	8,559	7,812	9.56%
Interchange and ATM Fees	5,089	4,767	6.75%
Investment Management	8,242	7,390	11.53%
Mortgage Banking Income	3,951	2,793	41.46%
Increase in Cash Surrender Value of Life Insurance Policies	1,531	1,454	5.30%
Loan Level Derivative Income	1,348	1,699	-20.66%
Gross Change on Write-Down of Certain Investments to Fair Value	372	168	121.43%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	(372)	(244)	52.46%
Net Loss on Write-Down of Certain Investments to Fair Value	-	(76)	-100.00%
Other Noninterest Income	3,694	3,054	20.96%
Total Noninterest Income	32,414	28,893	12.19%
NONINTEREST EXPENSE
Salaries and Employee Benefits	44,309	41,211	7.52%
Occupancy and Equipment Expenses	10,169	8,534	19.16%
Data Processing and Facilities Management	2,385	2,274	4.88%
FDIC Assessment	1,755	1,579	11.15%
Merger and acquisition expenses	2,099	672	212.35%
Other Noninterest Expense	24,366	20,086	21.31%
Total Noninterest Expense	85,083	74,356	14.43%
INCOME BEFORE INCOME TAXES	33,409	28,917	15.53%
PROVISION FOR INCOME TAXES	8,399	7,860	6.86%
NET INCOME	$25,010	$21,057	18.77%

BASIC EARNINGS PER SHARE	$1.09	$0.98	11.22%
DILUTED EARNINGS PER SHARE	$1.09	$0.97	12.37%
BASIC AVERAGE SHARES	22,856,132	21,592,416
DILUTED AVERAGE SHARES	22,905,236	21,614,667

PERFORMANCE RATIOS
Net Interest Margin (FTE)	3.58%	3.81%
Return on Average Assets	0.89%	0.86%
Return on Average Common Equity	9.33%	8.81%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$25,010	$21,057	18.77%
Noninterest Expense Components
Add - severance, net of tax	192	-
Add - merger & acquisition expenses, net of tax	1,314	397
NET OPERATING EARNINGS	$26,516	$21,454	23.59%

Diluted Earnings Per Share, on an Operating Basis	$1.16	$0.99	17.17%

Reconciliation table - non-GAAP financial information
(Unaudited Dollars in thousands)	Three Months Ended						Six Months Ended
				% Change	% Change				% Change
	June 30,	March 31,	June 30,	Jun 2013 vs.	Jun 2013 vs.		June 30,	June 30,	Jun 2013 vs.
	2013	2013	2012	Mar 2013	Jun 2012		2013	2012	Jun 2012

Noninterest expense GAAP	$42,164	$42,920	$36,999	-1.76%	13.96%		$85,083	$74,356	14.43%
Less - severance	-	(325)	-	100.00%	n/a		(325)	-	-100.00%
Less - merger and acquisition expenses	(754)	(1,345)	(672)	-43.94%	12.20%		(2,099)	(672)	212.35%
Total noninterest expense as adjusted	$41,410	$41,250	$36,327	0.39%	13.99%		$82,659	$73,684	12.18%

Asset quality	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Six Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2013	2012	2013	2012

Nonperforming loans
Commercial & industrial loans	$3,009	$3,188	$4,404	$1,199	$287	$4,594	$1,486	$4,409
Commercial real estate loans	10,134	9,355	9,371	$188	407	2,133	595	2,737
Small business loans	698	680	588	$239	106	90	345	208
Residential real estate loans	12,496	11,950	9,939	$100	61	105	161	214
Home equity	10,024	7,687	6,768	$227	256	1,373	483	2,110
Other consumer	188	231	252	$78	111	142	189	279
Total Nonperforming Loans / Total Net Charge-offs	$36,549	$33,091	$31,322	$2,031	$1,228	$8,437	$3,259	$9,957
Nonaccrual securities	2,169	1,903	1,259
Other assets in possession	176	176	1
Other real estate owned	9,211	11,645	11,275
Total nonperforming assets	$48,105	$46,815	$43,857

Nonperforming loans/gross loans	0.81%	0.74%	0.79%
Allowance for loan losses/nonperforming loans	144.95%	156.86%	154.53%
Gross loans/total deposits	96.87%	98.60%	97.61%
Allowance for loan losses/total loans	1.17%	1.16%	1.22%

Net charge-offs to average loans (quarter annualized)				0.18%	0.11%	0.86%
Net charge-offs to average loans (year-to-date)							0.15%	0.52%
	Troubled Debt Restructurings
	At
	June 30,	March 31,	June 30,
	2013	2013	2012
Troubled debt restructurings on accrual status	$38,898	$41,682	$40,184
Troubled debt restructurings on nonaccrual status	9,777	8,748	4,561
Total troubled debt restructurings	$48,675	$50,430	$44,745

	Three Months Ending	Three Months Ending	Three Months Ending
	June 30,	March 31,	June 30,
Nonperforming assets reconciliation	2013	2013	2012
Nonperforming assets beginning balance	$46,815	$42,427	$40,736
New to Nonperforming	11,907	10,243	18,895
Loans charged-off	(2,479)	(1,574)	(8,768)
Loans paid-off	(4,543)	(2,402)	(2,934)
Loans transferred to other real estate owned/other assets	(368)	(771)	(3,579)
Loans restored to accrual status	(1,087)	(1,096)	(3,946)
New to other real estate owned	368	771	3,579
Sale of other real estate owned	(3,793)	(918)	(383)
Other	1,285	135	257
Nonperforming assets ending balance	$48,105	$46,815	$43,857

	June 30,	March 31,	June 30,
Financial ratios	2013	2013	2012
Book value per common share	$23.73	$23.50	$22.36
Tangible common book value per share (proforma to include the tax deductibility of goodwill) - non-GAAP	$17.56	$17.31	$16.80
Tangible common capital/tangible assets	6.72%	6.76%	6.89%
Tangible common capital/tangible asset (proforma to include the tax deductibility of goodwill) - non-GAAP	7.04%	7.09%	7.26%

Capital adequacy
Tier one leverage capital ratio (1)	8.56%	8.51%	8.68%
Tier one common ratio (1)	9.06%	8.96%	9.13%
(1) Estimated number for June 30, 2013

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in thousands)	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$34,379	$21	0.25%	$53,149	$34	0.26%	$30,890	$19	0.25%
Securities
Taxable investment securities	533,823	3,506	2.63%	523,550	3,529	2.73%	544,822	4,415	3.26%
Nontaxable investment securities (1)	916	18	7.88%	916	18	7.97%	1,938	39	8.09%
Total securities	534,739	3,524	2.64%	524,466	3,547	2.74%	546,760	4,454	3.28%
Loans held for sale	35,945	237	2.64%	41,890	268	2.59%	20,079	156	3.12%
Loans
Commercial and industrial	735,517	7,338	4.00%	693,284	6,838	4.00%	620,364	6,294	4.08%
Commercial real estate (1)	2,149,662	24,242	4.52%	2,121,824	23,729	4.54%	1,896,941	22,973	4.87%
Commercial construction	224,453	2,307	4.12%	199,303	2,016	4.10%	149,627	1,578	4.24%
Small business	77,747	1,092	5.63%	77,688	1,060	5.53%	80,324	1,132	5.67%
Total commercial	3,187,379	34,979	4.40%	3,092,099	33,643	4.41%	2,747,256	31,977	4.68%
Residential real estate	531,322	5,338	4.03%	572,715	5,837	4.13%	393,377	4,267	4.36%
Residential construction	5,816	51	3.52%	7,902	81	4.16%	15,041	161	4.31%
Home equity	793,381	7,069	3.57%	797,204	7,094	3.61%	757,850	6,939	3.68%
Total consumer real estate	1,330,519	12,458	3.76%	1,377,821	13,012	3.83%	1,166,268	11,367	3.92%
Other consumer	23,099	517	8.98%	25,884	561	8.79%	34,261	728	8.55%
Total loans	4,540,997	47,954	4.24%	4,495,804	47,216	4.26%	3,947,785	44,072	4.49%
Total interest-earning assets	$5,146,060	$51,736	4.03%	$5,115,309	$51,065	4.05%	$4,545,514	$48,701	4.31%
Cash and due from banks	131,214			68,653			63,703
Federal Home Loan Bank stock	38,674			41,045			33,564
Other assets	405,721			420,470			362,746
Total assets	$5,721,669			$5,645,477			$5,005,527
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,681,666	$674	0.16%	$1,612,395	$707	0.18%	$1,482,889	$687	0.19%
Money market	873,412	550	0.25%	868,405	578	0.27%	799,831	621	0.31%
Time deposits	722,486	1,319	0.73%	758,504	1,380	0.74%	627,250	1,379	0.88%
Total interest-bearing deposits	$3,277,564	$2,543	0.31%	$3,239,304	$2,665	0.33%	$2,909,970	$2,687	0.37%
Borrowings
Federal Home Loan Bank and other borrowings	$306,291	$1,453	1.90%	$279,258	$1,420	2.06%	$219,846	$1,280	2.34%
Wholesale repurchase agreements	50,000	289	2.32%	50,000	286	2.32%	50,000	289	2.32%
Customer repurchase agreements	135,107	45	0.13%	147,966	49	0.13%	145,963	83	0.23%
Junior subordinated debentures	74,045	1,009	5.47%	74,104	999	5.47%	61,857	918	5.97%
Subordinated debentures	30,000	541	7.23%	30,000	539	7.29%	30,000	541	7.25%
Total borrowings	$595,443	$3,337	2.25%	$581,328	$3,293	2.30%	$507,666	$3,111	2.46%
Total interest-bearing liabilities	$3,873,007	$5,880	0.61%	$3,820,632	$5,958	0.63%	$3,417,636	$5,798	0.68%
Demand deposits	1,227,294			1,200,810			1,023,048
Other liabilities	77,177			86,769			78,430
Total liabilities	$5,177,478			$5,108,211			$4,519,114
Stockholders' equity	544,191			537,266			486,413
Total liabilities and stockholders' equity	$5,721,669			$5,645,477			$5,005,527

Net interest income		$45,856			$45,107			$42,903

Interest rate spread (2)			3.42%			3.42%			3.63%

Net interest margin (3)			3.57%			3.58%			3.80%

Supplemental Information
Total deposits, including demand deposits	$4,504,858	$2,543		$4,440,114	$2,665		$3,933,018	$2,687
Cost of total deposits			0.23%			0.24%			0.27%
Total funding liabilities, including demand deposits	$5,100,301	$5,880		$5,021,442	$5,958		$4,440,684	$5,798
Cost of total funding liabilities			0.46%			0.48%			0.53%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $241,000, $245,000, and $275,000 for the three months ended June 30, 2013, March 31, 2013, and June 30, 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2013			June 30, 2012
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$43,712	$55	0.25%	$42,059	$51	0.24%
Securities
Trading Assets	0	-	0.00%	2,745	38	2.78%
Taxable Investment Securities	528,715	7,035	2.68%	537,572	8,904	3.33%
Nontaxable Investment Securities (1)	916	37	8.15%	2,216	88	7.99%
Total Securities:	529,631	7,072	2.69%	542,533	9,030	3.35%
Loans Held for Sale	38,901	505	2.62%	18,634	286	3.09%
Loans
Commercial and Industrial	714,517	14,176	4.00%	599,726	12,196	4.09%
Commercial Real Estate (1)	2,135,820	47,968	4.53%	1,872,531	45,706	4.91%
Commercial Construction	211,947	4,323	4.11%	146,178	3,121	4.29%
Small Business	77,717	2,152	5.58%	79,515	2,268	5.74%
Total Commercial	3,140,001	68,619	4.41%	2,697,950	63,291	4.72%
Residential Real Estate	551,904	11,175	4.08%	401,991	8,733	4.37%
Residential Construction	6,853	132	3.88%	13,331	291	4.39%
Home Equity	795,282	14,163	3.59%	737,735	13,599	3.71%
Total Consumer Real Estate	1,354,039	25,470	3.79%	1,153,057	22,623	3.95%
Total Other Consumer	24,485	1,081	8.90%	36,479	1,500	8.27%
Total Loans	4,518,525	95,170	4.25%	3,887,486	87,414	4.52%
Total Interest-Earning Assets	$5,130,769	$102,802	4.04%	$4,490,712	$96,781	4.33%
Cash and Due from Banks	100,106			60,965
Federal Home Loan Bank Stock	39,853			34,420
Other Assets	413,055			365,073
Total Assets	$5,683,783			$4,951,170
Interest-Bearing Liabilities
Deposits
Savings and Interest Checking Accounts	$1,647,222	$1,380	0.17%	$1,453,672	$1,384	0.19%
Money Market	870,922	1,129	0.26%	784,861	1,260	0.32%
Time Deposits	740,396	2,700	0.74%	626,864	2,782	0.89%
Total Interest-Bearing Deposits	$3,258,540	$5,209	0.32%	$2,865,397	$5,426	0.38%
Borrowings
Federal Home Loan Bank and Other Borrowings	$292,849	$2,872	1.98%	$223,105	$2,624	2.37%
Wholesale Repurchase Agreements	50,000	574	2.32%	50,000	578	2.32%
Customer Repurchase Agreements	141,501	94	0.13%	152,226	193	0.25%
Junior Subordinated Debentures	74,074	2,009	5.47%	61,857	1,838	5.98%
Subordinated Debentures	30,000	1,080	7.26%	30,000	1,083	7.26%
Total Borrowings	$588,424	$6,629	2.27%	$517,188	$6,316	2.46%
Total Interest-Bearing Liabilities	$3,846,964	$11,838	0.62%	$3,382,585	$11,742	0.70%
Demand Deposits	1,214,126			1,004,251
Other Liabilities	81,945			83,516
Total Liabilities	$5,143,035			$4,470,352
Stockholders' Equity	540,748			480,818
Total Liabilities and Stockholders' Equity	$5,683,783			$4,951,170

Net Interest Income		$90,964			$85,039

Interest Rate Spread (2)			3.42%			3.64%

Net Interest Margin (3)			3.58%			3.81%

Supplemental Information:
Total Deposits, including Demand Deposits	$4,472,666	$5,209		$3,869,648	$5,426
Cost of Total Deposits			0.23%			0.28%
Total Funding Liabilities, including Demand Deposits	$5,061,090	$11,838		$4,386,836	$11,743
Cost of Total Funding Liabilities			0.47%			0.54%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $486,000 and $559,000 for the six months ended June 30, 2013 and 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer